FIRST AMENDMENT
TO
LOAN AND SECURITY AGREEMENT

This First Amendment to Loan and Security Agreement (this "**Amendment**") is entered into this 1st day of November, 2021, by and among (a) **SILICON VALLEY BANK** ("**Bank**"), and (b) (i) **ZOOM CONNECTIVITY, INC.**, a Delaware corporation (f/k/a Minim Inc.) ("**Zoom**"), and (ii) **MINIM, INC.**, a Delaware corporation (f/k/a Zoom Telephonics, Inc.) ("**Minim**", together with Zoom, jointly and severally, individually and collectively, the "**Borrower**").

RECITALS

A. Bank and Borrower have entered into that certain Loan and Security Agreement dated as of March 12, 2021 (as the same may from time to time be amended, modified, supplemented or restated, the "**Loan Agreement**").

B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Borrower has requested that Bank amend the Loan Agreement to make certain revisions to the Loan Agreement as more fully set forth herein.

D. Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement.

2.1 Section 2.4(d) (Minimum Interest). Section 2.4(d) is amended by deleting the words "Fourteen Thousand Dollars ($14,000.00)" appearing therein and inserting in lieu thereof the words "Twenty Thousand Dollars ($20,000.00)".

2.2 Section 2.5(b) (Termination Fee). Section 2.5(b) is amended in its entirety and replaced with the following:

> " (b) <u>Termination Fee</u>. Upon termination of this Agreement or the termination of the Revolving Line for any reason prior to the Revolving Line Maturity Date, in addition to the payment of any other amounts then-owing, a

termination fee in an amount equal to two percent (2.0%) of the Revolving Line if such termination occurs prior to the first anniversary of the First Amendment Effective Date, or (ii) one percent (1.0%) of the Revolving Line if such termination occurs on or at any time after the first anniversary of the First Amendment Effective Date, provided that no termination fee shall be charged if the credit facility hereunder is replaced with a new facility from Bank (the "**Termination Fee**"); and"

2.3 Section 6.14 (Financial Covenant – Minimum Adjusted EBITDA). The Loan Agreement is amended by inserting the following new Section 6.14 to appear immediately following Section 6.13 thereof:

" **6.14 Financial Covenant – Minimum Adjusted EBITDA**. To be tested as of the last day of each calendar quarter, during a Testing Period, Adjusted EBITDA (calculated on a consolidated basis with respect to Borrower and its Subsidiaries), measured for the trailing 3 month period ending on the last day of each quarter of equal to or greater than the amounts set forth below:

Quarterly Period End Date	**Adjusted EBITDA**
December 31, 2021	($500,000.00)
March 31, 2022	$1.00
June 30, 2022	$1.00
September 30, 2022	$700,000.00
December 31, 2022	$1,000,000.00
March 31, 2023	$2,000,000.00
June 30, 2023	$1,000,000.00
September 30, 2023	$500,000.00
December 31, 2023	$1.0

Dollar amounts in this Section 6.14 that are set off in parentheses denote negative dollar amounts."

2.4 Section 13 (Definitions). Clauses (b), (c), (d), and (u) of the definition of "Eligible Accounts" appearing in Section 13 are amended in their entirety and replacing with the following:

" (b) Accounts that the Account Debtor has not paid within ninety (90) days of invoice date regardless of invoice payment period terms (other than with respect to D&H Distributing Co., for which such time period shall be 120 days);"

" (c) Accounts with credit balances over ninety (90) days from invoice date (other than with respect to D&H Distributing Co., for which such time period shall be 120 days);"

" (d) Accounts owing from an Account Debtor if fifty percent (50%) or more of the Accounts owing from such Account Debtor have not been paid within

ninety (90) days of invoice date (other than with respect to D&H Distributing Co., for which such time period shall be 120 days);"

" (u) Accounts for which Borrower has permitted Account Debtor's payment to extend beyond ninety (90) days (including Accounts with a due date that is more than ninety (90) days from invoice date) (other than with respect to D&H Distributing Co., for which such time period shall be 120 days);"

2.5 Section 13 (Definitions). The following new terms and their respective definitions are hereby inserted to appear alphabetically in Section 13 of the Loan Agreement:

" "**Adjusted EBITDA**" shall mean, calculated on a consolidated basis with respect to Borrower and its Subsidiaries, (a) Net Income, plus (b) to the extent deducted in the calculation of Net Income (i) Interest Expense, (ii) depreciation expense and amortization expense, (iii) income tax expense, plus (c) any increase in Deferred Revenue from the immediately preceding quarter, minus (d) any decrease in Deferred Revenue from the immediately preceding quarter."

" "**First Amendment Effective Date**" is November 1, 2021."

" "**Interest Expense**" means for any fiscal period, interest expense (whether cash or non-cash) determined in accordance with GAAP for the relevant period ending on such date, including, in any event, interest expense with respect to any Credit Extension and other Indebtedness of Borrower and its Subsidiaries, including, without limitation or duplication, all commissions, discounts, or related amortization and other fees and charges with respect to letters of credit and bankers' acceptance financing and the net costs associated with interest rate swap, cap, and similar arrangements, and the interest portion of any deferred payment obligation (including leases of all types)."

" "**Net Income**" means, as calculated on a consolidated basis for Borrower and its Subsidiaries for any period as at any date of determination, the net profit (or loss), after provision for taxes, of Borrower and its Subsidiaries for such period taken as a single accounting period."

" "**Termination Fee**" is defined in Section 2.5(b)."

" "**Testing Period**" means, any period of time during which the aggregate outstanding amount of Advances under the Revolving Line is in an amount greater than Twelve Million Five Hundred Thousand Dollars ($12,500,000.00)."

2.6 Section 13 (Definitions). The following terms and their respective definitions appearing in Section 13 of the Loan Agreement are amended in their entirety and replaced with the following:

" "**Borrowing Base**" is (a) eighty-five percent (85.0)% of Eligible Accounts plus (b) the least of (i) sixty percent (60.0%) of the value of Borrower's Eligible Inventory (valued at cost), (ii) eighty-five percent (85.0%) of the Net Orderly Liquidation Value, and (iii) Six Million Two Hundred Fifty Thousand Dollars ($6,250,000.00), in each case, as determined by Bank from Borrower's most recent Borrowing Base Statement (and as may subsequently be updated by Bank based upon information received by Bank including, without limitation, Accounts that are paid and/or billed following the date of the Borrowing Base Statement); provided, however, that Bank has the right to decrease the foregoing percentages in its good faith business judgment to mitigate the impact of events, conditions, contingencies, or risks which may adversely affect the Collateral or its value."

" "**Material Adverse Change**" is (a) a material impairment in the perfection or priority of Bank's Lien in the Collateral or in the value of such Collateral; (b) a material adverse change in the business, operations, or financial condition of Borrower; (c) a material impairment of the prospect of repayment of any portion of the Obligations; or (d) Bank determines, based upon information available to it and in its reasonable judgment, that there is a likelihood that Borrower shall fail to comply with one or more of the financial covenants in Section 6 during the next succeeding financial reporting period."

" "**Quick Assets**" is, on any date, calculated on a consolidated basis with respect to Borrower and its Subsidiaries, unrestricted and unencumbered cash and Cash Equivalents maintained with Bank or Bank's Affiliates, plus net billed accounts receivable, determined according to GAAP."

" "**Revolving Line**" is an aggregate principal amount equal to Twenty-Five Million Dollars ($25,000,000.00)."

" "**Revolving Line Maturity Date**" is November 1, 2023."

" "**Streamline Period**" is, on and after the First Amendment Effective Date, provided no Event of Default has occurred and is continuing, the period (a) commencing on the first (1st) day of the month following the day that Borrower provides to Bank a written report that Borrower has, at all times during the immediately preceding calendar month maintained an Adjusted Quick Ratio, as determined by Bank in its good faith business discretion, of equal to or greater than 1.0 to 1.0 (the "**Threshold Ratio**"); and (b) terminating on the earlier to occur of (i) the occurrence of an Event of Default, or (ii) the first (1st) day thereafter in which Borrower fails to maintain the Threshold Ratio, as determined by Bank in its good faith business discretion. Upon the termination of a Streamline Period, Borrower must maintain the Threshold Ratio each consecutive day for two (2) months as determined by Bank in its good faith business discretion, prior to entering into a subsequent Streamline Period. Borrower shall give Bank prior written notice of Borrower's election to enter into any such Streamline Period, and each such Streamline Period shall commence on the first

(1st) day of the monthly period following the date Bank determines, in its good faith business discretion, that the Threshold Ratio has been achieved."

2.7 Exhibit B (Compliance Statement). The Compliance Statement appearing as **Exhibit B** to the Loan Agreement is deleted in its entirety and replaced with the Compliance Statement attached as **Schedule 1** attached hereto.

3. Limitation of Amendments.

3.1 The amendments set forth in Section 2 above are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2 Borrower has the corporate power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3 The organizational documents of Borrower delivered to Bank as of the First Amendment Effective Date are true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors' rights.

5. Ratification of Perfection Certificate. Each Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate of such Borrower dated as of March 12, 2021, and acknowledges, confirms and agrees the disclosures and information Borrower provided to Bank in said Perfection Certificate have not changed, as of the date hereof.

6. Post-Closing Condition. Within thirty (30) days after the First Amendment Effective Date, Borrower shall deliver to Bank evidence satisfactory to Bank that the insurance endorsements required by Section 6.5 of the Loan Agreement are in full force and effect, together with appropriate evidence showing lender loss payable and/or additional insured clauses or endorsements in favor of Bank.

7. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

8. Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, and (b) Borrower's payment to Bank of (i) a fully-earned, non-refundable amendment fee in an amount equal to Twenty-Five Thousand Dollars ($25,000.00) and (ii) Bank's reasonable legal fees and expenses incurred in connection with this Amendment.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as a sealed instrument under the laws of the Commonwealth of Massachusetts of the date first written above.

BANK

SILICON VALLEY BANK

By: Steve Lyons

Name: Steve Lyons

Title: Director

BORROWER

ZOOM CONNECTIVITY, INC.

By Sean Doherty

Name: Sean Doherty

Title: Chief Financial Officer

MINIM, INC.

By Sean Doherty

Name: Sean Doherty

Title: Chief Financial Officer

EXHIBIT B
COMPLIANCE STATEMENT

TO: SILICON VALLEY BANK Date: ____________________
FROM: ZOOM TELEPHONICS, INC. and MINIM INC. (individually and collectively, the " Borrower")

Under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the "**Agreement**"), (1) Borrower is in complete compliance for the period ending ______________ with all required covenants except as noted below. Attached are the required documents evidencing such compliance, setting forth calculations prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under "Complies" column.

Reporting Covenants	**Required**	**Complies**
Monthly financial statements with Compliance Statement	Monthly within 30 days	Yes No
Annual financial statements (CPA Audited)	FYE within 180 days	Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No
A/R, A/P Agings, Inventory Report & Sell Through Report	Monthly within 30 days	Yes No
Deferred Revenue report	Monthly within 30 days	Yes No
Borrowing Base Statements	Monthly within 7 days	Yes No
Board approved projections	Within 60 days after the last day of each fiscal year of Borrower	Yes No

Streamline Period	**Required**	**Actual**	**Complies**
Maintain:			
Adjusted Quick Ratio	≥ 1.0 : 1.0	_____ : 1.0	Yes No

Financial Covenant	**Required**	**Actual**	**Complies**
Maintain:			
Minimum Adjusted EBITDA	*	$_______	Yes No

**See Section 6.14*

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Statement.

The following are the exceptions with respect to the statements above: (If no exceptions exist, state "No exceptions to note.")

Schedule 1 to Compliance Statement

Financial Covenant of Borrower

In the event of a conflict between this Schedule and the Agreement, the terms of the Agreement shall govern.

Dated: ____________________

I. **Minimum Adjusted EBITDA (Section 6.14)**

Required: During any Testing Period, to be tested as of the last day of each calendar quarter, measured on a trailing three (3) month basis, Adjusted EBITDA for such trailing (3) month period (calculated on a consolidated basis with respect to Borrower and its Subsidiaries) of equal to or greater than the amounts set forth below:

Quarterly Period End Date	Adjusted EBITDA
December 31, 2021	($500,000.00)
March 31, 2022	$1.00
June 30, 2022	$1.00
September 30, 2022	$700,000.00
December 31, 2022	$1,000,000.00
March 31, 2023	$2,000,000.00
June 30, 2023	$1,000,000.00
September 30, 2023	$500,000.00
December 31, 2023	$1.0

Dollar amounts in that are set off in parentheses denote negative dollar amounts

Actual:

A. Net Income $______

B. To the extent included in the determination of Net Income

1. Interest Expense $______
2. Depreciation expense $______
3. Amortization expense $______
4. The provision for income taxes $______
5. Any increase in Deferred Revenue from the immediately preceding quarter $______
6. Minus any decrease in Deferred Revenue from the immediately preceding quarter $______
7. The sum of lines 1 through 6 $______

C. EBITDA (line A plus line B.7) ______

Is line C equal to or greater the required amount?

_______ No, not in compliance _______ Yes, in compliance

SILICON VALLEY BANK

INVOICE FOR LOAN CHARGES

BORROWER:	MINIM, INC. ZOOM CONNECTIVITY, INC.
LOAN OFFICER:	Steve Lyons
DATE:	November 1, 2021

Commitment Fee	$ 25,000.00
TOTAL FEES DUE:	**$ 25,000.00***

**Not including fees due and payable after the date hereof pursuant to the terms of the Loan and Security Agreement.*

Please indicate method of payment:

{ } A check for the total amount is attached.
{ } Debit DDA ______________ for the total amount.
{x} Loan proceeds

[Remainder of page intentionally left blank]

MINIM, INC.

DocuSigned by:
Sean Doherty
A19EAFA5EC74FD

By:______________________________
Name: Sean Doherty
Title: Chief Financial Officer

ZOOM CONNECTIVITY INC.

DocuSigned by:
Sean Doherty
A19EAFA5EC74FD

By:______________________________
Name: Sean Doherty
Title: Chief Financial Officer

SILICON VALLEY BANK

DocuSigned by:
Steve Lyons
806FA5419A4349

By:______________________________
Name: Steve Lyons
Title: Director